UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): September 14, 2015

PDL BioPharma, Inc.

(Exact name of Company as specified in its charter)

000-19756
(Commission File Number)

Delaware	94-3023969
(State or Other Jurisdiction of	(I.R.S. Employer Identification No.)
Incorporation)

932 Southwood Boulevard
Incline Village, Nevada 89451
(Address of principal executive offices, with zip code)

(775) 832-8500
(Company’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Dr. Samuel R. Saks, Director

On September 14, 2015, the Board of Directors (the Board) of PDL BioPharma, Inc. (the Company) appointed Dr. Samuel R. Saks as a Class III director of the Company. The appointment was effective immediately.

Dr. Saks, age 60, brings over 35 years of biotechnology management experience to PDL. He is a board certified oncologist who most recently served as chief development officer for Auspex Pharmaceuticals, Inc. (Auspex) a position he held from 2013 until it was acquired by Teva Pharmaceuticals Industries, Ltd. in May 2015. He has also served as a board member for Auspex from 2009 to 2015. Prior to Auspex, Dr. Saks was a co-founder of Jazz Pharmaceuticals plc, where he was chief executive officer for six years. Before that, Dr. Saks served as company group chairman of ALZA Corp. (ALZA), and then participated as a member of the Johnson & Johnson Pharmaceutical Group Operating Committee upon the merger of J&J and ALZA. Prior to that, Dr. Saks held various positions with ALZA, most recently as its group vice president. Prior to ALZA, Dr. Saks held clinical research and development management positions with Schering-Plough Corporation, Xoma Corp. and Genentech, Inc.

Dr. Saks holds a B.S. in Biology and an M.D. from the University of Illinois. Dr. Saks currently serves on the boards of directors of TONIX Pharmaceuticals Holding Corp. and Depomed, Inc., both of which are publicly-traded pharmaceutical companies, as well as the boards of directors of the private companies Bullet Biotechnology, Inc., Velocity Pharmaceutical Development, LLC and NuMedii Inc.

In connection with Dr. Saks’ appointment to the Board, on September 14, 2015, Dr. Saks received a restricted stock grant with a value equal to $150,000 that will be based on the closing price of the Company’s common stock on September 11, 2015. The restricted stock will vest on the first anniversary of the grant date so long as Dr. Saks continues to serve on the Board. During the vesting period, Dr. Saks has the right to vote the restricted stock and to receive any dividends or distributions paid on the restricted stock, except that dividends or distributions are accumulated and paid on the earlier of the vesting of the underlying stock in accordance with the vesting condition or March 15th of the year following the payment of such dividend or distribution. Dr. Saks will also receive the cash compensation payable to our non-employee directors for attendance at board and committee meetings pursuant to the Company’s non-employee director compensation policy.

Item 8.01 Other Events.

On September 16, 2015, the Company issued a press release announcing Dr. Saks’ appointment. The press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description
99.1	Press Release

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PDL BioPharma, inc. (Company)

By:	/s/ John P. McLaughlin
John P. McLaughlin President and Chief Executive Officer

Dated: September 16, 2015

Exhibit Index

Exhibit No.	Description
99.1	Press Release